UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): April 22, 2005

RBS GLOBAL, INC.	REXNORD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	Delaware
(State of Incorporation or Organization)	(State of Incorporation or Organization)

333-102428	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue, Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(ZIP Code)

(414) 643-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On April 5, 2005, Rexnord Corporation, a Delaware corporation and wholly-owned subsidiary of RBS Global, Inc. (“Rexnord”) entered into a definitive agreement (the “Acquisition Agreement”) to purchase the Falk Corporation (“Falk”) from Hamilton Sundstrand, a subsidiary of United Technologies Corporation (“UTC”), for $295 million.  Closing of this transaction, which is expected to occur in the second calendar quarter of 2005, is subject to satisfaction of certain customary closing conditions, including receipt of certain governmental approvals.  Certain financial information related to Falk and other information relevant to the transaction and relevant to banks considering participating in the financing is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information in this Item, including the exhibit, is provided under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in this Item, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

Forward-Looking Statements

Statements in this Report that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties.  These include economic and currency conditions, market demand, pricing and competitive and technological factors, among others, as set forth in the companies’ respective filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
99.1	Financial Information Related to Falk Transaction and Financing

SIGNATURES

Pursuant to the requirements the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXNORD CORPORATION

	BY:	/s/ Thomas J. Jansen
Thomas J. Jansen
Date: April 22, 2005		Chief Financial Officer

Pursuant to the requirements the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBS GLOBAL, INC.

	BY:	/s/ Thomas J. Jansen
Thomas J. Jansen
Date: April 22, 2005		Chief Financial Officer